EXHIBIT INDEX

9. Opinion of counsel and consent to its use as to the legality of the securities being registered

10.1     Consent of Independent Auditors for Galaxy

10.2     Consent of Independent Auditors for Pinnacle

15.      Power of Attorney to sign this Registration Statement,  dated April 25,
         2001